THIS AGREEMENT is made as of the 1st day of July, 2002.

BETWEEN:

NATION ENERGY INC., a Delaware company with an office at #1100 – 609 West Hastings Street, Vancouver, British Columbia, V6B 4W4

(hereinafter referred to as the "Company")

OF THE FIRST PART

AND:

D. SHARPE MANAGEMENT INC., a British Columbia company with an office at #1320 – 925 West Georgia Street, Vancouver, British Columbia, V6C 3L2

(hereinafter referred to as the "Contractor")

OF THE SECOND PART

WHEREAS the Company desires to retain the Contractor to provide certain management services on behalf of the Company and the Contractor has agreed to so assist the Company on the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

ARTICLE 1
APPOINTMENT AND AUTHORITY OF CONTRACTOR

1.1

Appointment of Contractor

The Company hereby appoints the Contractor to perform certain management services for the benefit of the Company as hereinafter set forth, and the Company hereby authorizes the Contractor to exercise such powers as provided under this Agreement.  The Contractor accepts such appointment on the terms and conditions herein set forth.

1.2

Delivery of Services

The Contractor shall provide the services of Donald Sharpe, who shall fulfil the role of President of the Company and in this regard the Contractor shall devote such time as shall be needed to ensure the performance of its obligations hereunder.

1.3

Authority of Contractor

The Contractor shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

1.4

Independent Contractor

In performing its services hereunder, the Contractor shall be an independent contractor and not an employee or agent of the Company, except that the Contractor shall be the agent of the Company solely in circumstances where the Contractor must be the agent to carry out its obligations as set forth in this Agreement.  Nothing in this Agreement shall be deemed to require the Contractor to provide its services exclusively to the Company and the Contractor hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Contractor's behalf and the Contractor shall not be entitled to the fringe benefits provided by the Company to its employees.

ARTICLE 2
CONTRACTOR'S AGREEMENTS

2.1

General

The Contractor shall provide such services as the Company may reasonably request from time to time as shall be in keeping with satisfying the management duties in assisting the Company, and the Contractor shall at all times be subject to the direction of the Company and shall keep the Company informed as to all matters concerning the Contractor's activities.

ARTICLE 3
COMPANY'S AGREEMENTS

3.1

Compensation of Contractor

As compensation for the services rendered by the Contractor pursuant to this Agreement, and as full and final satisfaction of the Company’s obligations to the Contractor hereunder, the Company shall pay to the Contractor the sum of CDN$2,000 per month payable monthly in arrears.

3.2

Indemnity by Company

The Company hereby agrees to indemnify, defend and hold harmless the Contractor, from and against any and all claims, demands, losses, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including reasonable legal fees), arising directly or indirectly, in whole or in part, out of any matter related to any action taken by the Contractor within the scope of its duties or authority hereunder, excluding only such of the foregoing as arise from the fraudulent, gross negligence, reckless or wilful act or omission of the Contractor or as arise in respect of the Contractor's office overhead or the Contractor's general administrative expenses, and the provisions of this Section 3.3 shall survive termination of this Agreement.

ARTICLE 4
DURATION, TERMINATION AND DEFAULT

4.1

Effective Date

This Agreement shall be deemed to have become effective as at March 1, 2002 (the “Effective Date”) and shall continue for a term of one year from the Effective Date. The agreement will be automatically renewed for a further one-year term unless terminated as per Clause 4.2 herein.

4.2

Termination

This Agreement may be terminated as follows:

(a)

by either party upon giving 90 days notice of termination to the other; or

(b)

by the Company at any time in circumstances where the Contractor is in breach of its obligations hereunder.

4.3

Duties Upon Termination

Upon termination of this Agreement for any reason, the Contractor shall upon receipt of all sums due and owing, promptly deliver the following in accordance with the directions of the Company all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts, provided that the Contractor shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three (3) days' notice to the Company.

4.4

Compensation of Contractor on Termination

Upon termination of this Agreement, the Contractor shall be entitled to receive as its full and sole compensation in discharge of obligations of the Company to the Contractor under this Agreement, all sums due and payable under this Agreement to the date of termination and the Contractor shall have no right to receive any further payments; provided, however, that the Company shall have the right to offset against any payment owing to the Contractor under this Agreement any damages, liabilities, costs or expenses suffered by the Company by reason of the fraud, negligence or wilful act of the Contractor, to the extent such right has not been waived by the Company.

ARTICLE 5
CONFIDENTIALITY

5.1

Ownership of Work Product

All reports, documents, concepts, products and processes together with any marketing schemes, business or sales contracts, or any business opportunities prepared, produced, developed, or acquired, by or at the direction of the Contractor, directly or indirectly, in connection with or otherwise developed or first reduced to practice by the Contractor performing the services (collectively, the "Work Product") shall belong exclusively to the Company which shall be entitled to all right, interest, profits or benefits in respect thereof.  No copies, summaries or other reproductions of any Work Product shall be made by the Contractor or any of its agents or employees without the express permission of the Company, provided that the Contractor is hereby given permission to maintain one copy of the Work Product for its own use.

5.2

Confidentiality

The Contractor shall not, except as authorized or required by its duties, reveal or divulge to any person or companies any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the organization, business, finances, transactions or other affairs of the Company, which may come to its knowledge during the term of this Agreement and shall keep in complete secrecy all confidential information entrusted to it and shall not use or attempt to use any such information in any manner which may injure or cause loss, either directly or indirectly, to the Company's business or may be likely so to do.  This restriction shall continue to apply after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain.  The Contractor shall comply with such directions as the Company shall make to ensure the safeguarding or confidentiality of all such information.

5.3

Devotion to Contract

During the term of this Agreement, the Contractor shall devote such time, attention and ability to the business of the Company to the extent required to satisfy the obligations of the Contractor hereunder.  During the term of this Agreement, the Contractor shall:

(a)

at all times perform his services faithfully, diligently, to the best of his abilities and in the best interests of the Company; and

(b)

refrain from acting in any manner contrary to the best interests of the Company or contrary to the duties of the Contractor as contemplated herein.

5.4

Other Activities

The Contractor shall not be precluded from acting in a function similar to that contemplated under this Agreement for any other person, firm or company without the consent of the Company.

ARTICLE 6
MISCELLANEOUS

6.1

Waiver; Consents

No consent, approval or waiver, express or implied, by either party hereto, to or of any breach of default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of its rights under this Agreement, and the granting of any consent or approval in any one instance by or on behalf of the Company shall not be construed to waiver or limit the need for such consent in any other or subsequent instance.

6.2

Governing Law

This Agreement and all matters arising thereunder shall be governed by the laws of the Province of British Columbia.

6.3

Successors, etc.

This Agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective heirs, successors and permitted assigns.

6.4

Assignment

This Agreement may not be assigned by any party except with the written consent of the other party hereto.

6.5

Entire Agreement and Modification

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof.  To be effective any modification of this Agreement must be in writing and signed by the party to be charged thereby.

6.6

Headings

The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained or govern the rights or liabilities of the parties hereto.

6.7

Notices

All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt or forty-eight (48) hours after being placed in the mail, postage prepaid, registered or certified mail, return receipt requested, respectively addressed to the Company or the Contractor as follows:

The Company:

Attention:  John Hislop

#1100 – 609 West Hastings Street,
Vancouver, British Columbia, V6B 4W4

The Contractor:

Attention: Donald Sharpe

#1320 – 925 West Georgia Street,
Vancouver, British Columbia, V6C 3L2

or such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt.

6.8

Time of the Essence

Time is of the essence of this Agreement.

6.9

Further Assurances

The parties hereto agree from time to time after the execution hereof to make, do, execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

6.10

Counterparts

This Agreement may be executed in several counter-parts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

NATION ENERGY INC.

Per:       "John R. Hislop"

Authorized Signatory

D. SHARPE MANAGEMENT INC.

Per:       "Donald A. Sharpe"

Authorized Signatory